As filed with the Securities and Exchange Commission on August 5, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ACTEL CORPORATION
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	77-0097724 (I.R.S. Employer Identification Number)
2061 Stierlin Court
Mountain View, California 94043-4655
(Address of principal executive offices, including zip code)

1986 EQUITY INCENTIVE PLAN
(as amended and restated effective January 31, 2008)
AMENDED AND RESTATED 1993 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

John C. East
President and Chief Executive Officer
Actel Corporation
2061 Stierlin Court
Mountain View, California 94043-4655
(Name and address of agent for service)
(650) 318-4200
(Telephone number, including area code, of agent for service)

Copy to:
Henry P. Massey, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
			Maximum	Maximum
	Amount		Offering	Aggregate	Amount of
Title of Securities	to be		Price	Offering	Registration
to be Registered	Registered(1)		Per Share	Price(2)(3)	Fee
Common Stock ($0.001 par value) to be issued under the 1986 Equity Incentive Plan,	605,722	(4)	$10.98(2)	$6,650,827.56	$371.12
Common Stock ($0.001 par value) to be issued under the Amended and Restated 1993 Employee Stock Purchase Plan,	2,000,000	(5)	$9.33(3)	$18,660,000	$1,041.23
Totals	2,605,722	(4)(5)		$25,310,827.56	$1,412.35

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 1986 Equity Incentive Plan, as amended and restated, and the Amended and Restated 1993 Employee Stock Purchase Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	The exercise price of $10.98 per share is estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of computing the amount of the registration fee and is equal to the average of the high and low sales price of a share of the Registrant’s Common Stock as reported by the NASDAQ Global Market on August 3, 2009.

(3)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to 85% of $10.98, the average of the high and low prices of a share of the Registrant’s Common Stock as reported on the NASDAQ Global Market on August 3, 2009. Pursuant to the Amended and Restated 1993 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first trading day of the offering period and the last trading day of the purchase period.

(4)	Represents additional shares authorized as of January 5, 2009 under the evergreen provision of the 1986 Equity Incentive Plan, as amended and restated.

(5)	Represents additional shares authorized as of June 5, 2009 pursuant to the Amended and Restated 1993 Employee Stock Purchase Plan.

ACTEL CORPORATION

Page

EXPLANATORY NOTE	1
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS	2
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT	2
POWER OF ATTORNEY	5
INDEX TO EXHIBITS	6
EX-4.2
EX-5.1
EX-23.1

-i-

EXPLANATORY NOTE
     Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by Actel Corporation (the “Company”) for the purpose of registering additional shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) under the 1986 Equity Incentive Plan, as amended and restated (the “Incentive Plan”) and the Amended and Restated 1993 Employee Stock Purchase Plan (the “ESPP Plan”).
Incentive Plan
     The number of shares of Common Stock available for issuance under the Incentive Plan is subject to an automatic annual increase on the first day of each of the Company’s fiscal years during the term of the Incentive Plan equal to the lesser of: (i) 885,931 shares of Common Stock and (ii) five percent (5%) of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year. Accordingly, the number of shares of Common Stock available for issuance under the Incentive Plan was increased by 605,722 shares effective as of January 5, 2009.
ESPP Plan
     On June 5, 2009, the shareholders of the Company approved an amendment to the ESPP to increase the number of shares of Common Stock reserved for issuance under the ESPP by 2,000,000 shares. This amendment had previously been approved by the Board on April 23, 2009, subject to shareholder approval. Accordingly, the number of shares of Common Stock available for issuance under the ESPP was increased by 2,000,000 shares as authorized on June 5, 2009.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3 Incorporation of Documents by Reference.
     The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended January 4, 2009, filed with the Commission on March 20, 2009;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended April 5, 2009, filed with the Commission on May 15, 2009;

(c)	The Company’s Current Report on Form 8-K, filed with the Commission on July 23, 2009;

(d)	The Company’s Current Report on Form 8-K, filed with the Commission on July 14, 2009;

(e)	The Company’s Current Report on Form 8-K, filed with the Commission on June 12, 2009;

(f)	The Company’s Current Report on Form 8-K, filed with the Commission on April 28, 2009;

(g)	The Company’s Current Report on Form 8-K/A, filed with the Commission on April 29, 2009;

(h)	The description of the Company’s Common Stock contained in the Company’s Registration Statements on Form 8-A as filed with the Commission on August 2, 1993 and October 24, 2003, respectively, and any amendments or reports filed with the Commission for the purpose of updating such description; and

(i)	The Company’s Registration Statements on Form S-8, filed with the Commission on May 14, 2008 (File No. 333-150917), November 16, 2005 (File No. 333-129742), May 3, 2005 (File No. 333-124588), January 26, 2004 (File No. 333-112215), February 1, 2002 (File No. 333-81926), May 3, 2000 (File No. 333-36222) and February 2, 1999 (File No. 333-71627).
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Exhibit Number	Documents

4.1	1986 Incentive Stock Option Plan, as amended and restated effective January 31, 2008 (incorporated by reference to the Exhibit of the same number in the Registrant’s Registration Statement on Form S-8 filed on May 14, 2008)

*4.2	Amended and Restated 1993 Employee Stock Purchase Plan, effective as of April 23, 2009

*5.1	Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation

*23.1	Consent of Independent Registered Public Accounting Firm

*23.2	Consent of Counsel (contained in Exhibit 5.1)

*24.1	Power of Attorney (included in this Registration Statement under “Signatures”)

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Actel Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 4th day of August, 2009.

ACTEL CORPORATION
By:	/s/ Dirk A. Sodestrom
Dirk A. Sodestrom
Acting Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, John C. East, Dirk A. Sodestrom and David L. Van De Hey as his/her attorneys-in-fact, each with the power of substitution, for him/her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. East (John C. East)	President and Chief Executive Officer (Principal Executive Officer) and Director	August 4, 2009

/s/ Dirk A. Sodestrom (Dirk A. Sodestrom)	Acting Chief Financial Officer (Principal Financial and Accounting Officer)	August 4, 2009

/s/ James R. Fiebiger (James R. Fiebiger)	Director	August 4, 2009

/s/ Jacob S. Jacobsson (Jacob S. Jacobsson)	Director	August 4, 2009

/s/ Patrick W. Little (Patrick W. Little)	Director	August 4, 2009

/s/ J. Daniel McCranie (J. Daniel McCranie)	Director	August 4, 2009

/s/ Jeffrey C. Smith (Jeffrey C. Smith)	Director	August 4, 2009

/s/ Robert G. Spencer (Robert G. Spencer)	Director	August 4, 2009

/s/ Eric J. Zahler (Eric J. Zahler)	Director	August 4, 2009

INDEX TO EXHIBITS

Exhibit Number	Documents

4.1	1986 Incentive Stock Option Plan, as amended and restated effective January 31, 2008 (incorporated by reference to the Exhibit of the same number in the Registrant’s Registration Statement on Form S-8 filed on May 14, 2008)

*4.2	Amended and Restated 1993 Employee Stock Purchase Plan, effective as of April 23, 2009

*5.1	Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation

*23.1	Consent of Independent Registered Public Accounting Firm

*23.2	Consent of Counsel (contained in Exhibit 5.1)

*24.1	Power of Attorney (included in this Registration Statement under “Signatures”)

*	Filed herewith.